UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 30, 2003


                                AMERIANA BANCORP
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         INDIANA                           0-22423               35-1782688
----------------------------        ----------------------  --------------------
(State or Other Jurisdiction       (Commission File Number)  (I.R.S. Employer
    of Incorporation)                                        Identification No.)


             2118 BUNDY AVENUE, NEW CASTLE, INDIANA     47263-1048
             -----------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (765) 529-2230
                                                           --------------






                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.
------------------------------------------------

     On September 30, 2003, Ameriana Bancorp (the "Company") announced that it had completed the sale of its two Cincinnati-area branches located in Deer Park and Landen, Ohio to Peoples Community Bancorp, Inc., West Chester, Ohio. The transaction included the Company's real property related to the Deer Park branch and its leasehold on the premises for the Landen branch. Additionally, the Company conveyed most consumer and commercial loans at those branches as part of the transaction, as well as the branches' savings deposits, but retained and will continue to service certain single-family residential mortgages originated in those locations. In connection with the sale, the Company will record an after-tax gain of approximately $2,940,000 or $0.93 per diluted share in the third quarter ending September 30, 2003.

     In a separate matter, the Company announced that it will write off two lease pools in the third quarter, an action that will reduce the quarter's net income by approximately $2,784,000 or $0.88 per diluted share. Heretofore, the Company had established reserves against these lease pools equal to approximately 58% of the approximately $10,900,000 that currently remains outstanding.

     For further information, reference is made to the Company's press release, dated September 30, 2003, which is attached hereto as Exhibit 99, and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
---------------------------------------------------------------------------

     The following is a list of exhibits filed with this Current Report on Form 8-K.

         Exhibit No.                Description
         -----------                -----------

          99                        Press Release, dated September 30, 2003

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMERIANA BANCORP


Dated: September 30, 2003       By: /s/ Harry J. Bailey
                                    --------------------------------------------
                                    Harry J. Bailey
                                    President and Chief Executive Officer